UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2014 (January 23, 2014)

LAREDO PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Indenture

On January 23, 2014, in connection with the completion of the previously announced private placement by Laredo Petroleum, Inc. (the “Company”) of $450 million in aggregate principal amount of the Company’s 5 5/8% senior notes due 2022 (the “Notes”), the Company entered into an Indenture (the “Indenture”) among the Company, Laredo Midstream Services, LLC (the “Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

On January 23, 2014, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.  The Company received net proceeds of approximately $442 million from the offering, after deducting the initial purchasers’ discount and estimated offering expenses.  The Company will use the net proceeds of the offering for general working capital purposes.

The Notes will mature on January 15, 2022 with interest accruing at a rate of 5 5/8% per annum and payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing July 15, 2014.  The Notes are guaranteed on a senior unsecured basis by the Guarantor and certain of the Company’s future restricted subsidiaries.

The Company may redeem, at its option, all or part of the Notes at any time on and after January 15, 2017, at the applicable redemption price plus accrued and unpaid interest to the date of redemption.  In addition, the Company may redeem, at its option, all or part of the Notes at any time prior to January 15, 2017 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable premium and accrued and unpaid interest and additional interest, if any, to the date of redemption.  Further, before January 15, 2017, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes in an amount not exceeding the net proceeds from one or more private or public equity offerings at a redemption price of 105.625% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of each such equity offering.  If a change of control occurs prior to January 15, 2015, the Company may redeem all, but not less than all, of the Notes at a redemption price equal to 110% of the principal amount of the Notes plus any accrued and unpaid interest to the date of redemption.

The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On January 23, 2014, in connection with the closing of the offering of the Notes, the Company and the Guarantor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the several initial purchasers named in the Registration Rights Agreement.  Pursuant to the Registration Rights Agreement, the Company and the Guarantor have agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) relating to an offer to exchange the Notes for substantially identical notes (other than with respect to restrictions on transfer or any increase in annual interest rate) that are registered under the Securities Act so as to permit the exchange offer to be consummated within 365 days after the issuance of the Notes.  Under certain circumstances, the Company and the Guarantor have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to the resale of the Notes.  The Company and the Guarantor will be obligated to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K concerning the Indenture and the Registration Rights Agreement is incorporated herein by reference.  Copies of the Indenture and the Registration Rights Agreement are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of January 23, 2014, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC and Wells Fargo Bank, National Association, as trustee.
10.1	Registration Rights Agreement, dated as of January 23, 2014, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC and the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: January 24, 2014	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of January 23, 2014, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC and Wells Fargo Bank, National Association, as trustee.
10.1	Registration Rights Agreement, dated as of January 23, 2014, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC and the initial purchasers.